EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Mary Jensen, Vice President – Investor Relations

310.255.7751 or mjensen@douglasemmett.com

DOUGLAS EMMETT, INC. ANNOUNCES FIRST QUARTER 2007 RESULTS

REPORTS DILUTED FFO PER SHARE OF $0.28

SANTA MONICA, CALIFORNIA – May 8, 2007 – Douglas Emmett, Inc. (NYSE:DEI), a real estate investment trust (REIT) focused on owning and acquiring top-tier office properties and multifamily communities within targeted submarkets, today announced its first quarter financial results for the period ended March 31, 2007.

Quarterly Results

Funds From Operations (FFO) for the first quarter of 2007 totaled $46.4 million, or $0.28 per diluted share. For period ended, March 31, 2007, the Company reported a net loss of $3.3 million, or $0.03 per diluted share.

Company Operations

As of March 31, 2007, the Company’s office portfolio was 95.2% leased compared to 94.3% leased at December 31, 2006. During the first quarter, the Company signed 116 new and renewal leases, comprised of approximately 438,357 square feet, resulting in overall positive net absorption of 136,127 square feet. The Company’s multifamily portfolio was 99.4% leased at March 31, 2007.

Dividends / Annual Shareholders’ Meeting

On April 16, 2007, the Company paid a quarterly cash dividend of $0.175 per share to shareholders of record on March 30, 2007. The dividend represents a distribution of $0.70 per common share on an annualized basis. In addition, Douglas Emmett’s Annual Meeting of Shareholders will be held on Thursday, May 31, 2007 at 9:30 a.m. (PST) at The Loews Santa Monica Beach Hotel, which is located at 1700 Ocean Avenue, Santa Monica, California 90401. Shareholders of record on April 2, 2007 will be entitled to vote at the meeting.

Conference Call and Web Cast Information

A conference call to discuss the Company’s 2007 first quarter results is scheduled for Wednesday, May 9, 2007 at 2:00 p.m. Eastern Time, or 11:00 a.m. Pacific Time. Interested parties can access the live call by going to the Investor Relations section of the Company’s Web site at www.douglasemmett.com or by dialing into the call at 800.240.2134 (domestic) or 303.262.2142 (international). A rebroadcast of the live call will be available via the web site for 90 days. A digital replay will be available through Wednesday, May 16, 2007 at 800.405.2236 (domestic) or 303.590.3000 (international) and using the passcode 11087756.

Supplemental Information

Supplemental financial information for the Company’s first quarter financial results can be accessed on the Company’s Web site under the investors section at www.douglasemmett.com.

Douglas Emmett Announces

First Quarter 2007 Company Earnings Results

Upcoming Management Presentations

The Company will be participating in a panel discussion at the BMO Capital Markets North American REIT Conference on Thursday, May 17, 2007 at 11:15 a.m. Central Time. The discussion will be web cast and accessible via the Company’s Web site at www.douglasemmett.com, and by selecting the Calendar of Events in the Investor Relations section. An archive of the web cast will be available for 6 months.

About Douglas Emmett, Inc.

Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in targeted submarkets in California and Hawaii. The Company’s property portfolio currently consists of 46 office properties with approximately 11.6 million rentable square feet, nine multifamily properties with a total of 2,868 units, and interests in three land parcels. For more information on Douglas Emmett, please visit the Company’s Web site at www.douglasemmett.com.

Safe Harbor Statement

Except for the historical facts, the statements in this press release regarding Douglas Emmett’s business activities are forward-looking statements based on the beliefs of, assumptions made by, and information currently available to, us about known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements to anticipate future results or trends. For a discussion of some of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

—tables follow—

Douglas Emmett Announces

First Quarter 2007 Company Earnings Results

Douglas Emmett, Inc.

Consolidated Balance Sheets

(in thousands, except for share data)

	March 31, 2007	December 31, 2006
	(unaudited)
Assets
Investments in real estate:
Land	$813,599	$813,599
Buildings and improvements	4,865,897	4,863,955
Tenant improvements and leasing costs	419,350	411,063

	6,098,846	6,088,617
Less: accumulated depreciation	(83,638)	(32,521)

Net investment in real estate	6,015,208	6,056,096
Cash and cash equivalents	3,850	4,536
Tenant receivables	3,915	4,160
Deferred rent receivables	8,092	3,587
Interest rate contracts	71,274	76,915
Acquired above-market lease intangibles, net	31,413	34,137
Other assets	20,089	20,687

Total Assets	$6,153,841	$6,200,118

Liabilities
Secured notes payable	$2,750,000	$2,760,000
Unamortized non-cash debt premium	28,607	29,702
Interest rate contracts	16,200	6,278
Accrued interest payable	12,614	12,701
Acquired below-market lease intangibles, net	251,062	263,649
Accounts payable and accrued expenses	41,894	39,035
Security deposits	29,176	28,670
Dividends payable	20,126	13,801

Total Liabilities	3,149,679	3,153,836
Minority interest (1)	927,685	934,509
Stockholders’ equity
Common stock	1,150	1,150
Additional paid-in capital	2,144,591	2,144,600
Accumulated other comprehensive (loss) income	(11,473)	415
Accumulated deficit	(57,791)	(34,392)

Total stockholders’ equity	2,076,477	2,111,773

Total liabilities and stockholders’ equity	$6,153,841	$6,200,118

(1)	Represents the portion of results attributable to ownership interests in our operating partnership through OP units.

Douglas Emmett Announces

First Quarter 2007 Company Earnings Results

Douglas Emmett, Inc.

Consolidated Statements of Income

(unaudited and in thousands, except per share data)

Three Months Ended March 31, 2007
Revenues
Office rental:
Rental revenues	$91,612
Tenant recoveries	7,858
Parking and other income	11,100

Total office revenues	110,570
Multifamily rental:
Rental revenues	16,514
Parking and other income	491

Total multifamily revenues	17,005

Total Revenues	127,575

Operating Expenses
Office rental	32,966
Multifamily rental	4,923
General and administrative expenses	5,042
Depreciation and amortization	51,121

Total operating expenses	94,052
Operating income	33,523
Interest and other income	82
Interest expense	(38,302)

Loss before minority interests	(4,697)
Minority interests (1)	1,424

Net loss	$(3,273)

Net loss per common share — basic and diluted	$(0.03)

Weighted average shares of common stock outstanding — basic and diluted	115,006

(1)	Represents the portion of results attributable to ownership interests in our operating partnership through OP units.

Douglas Emmett Announces

First Quarter 2007 Company Earnings Results

FFO Reconciliation
Funds From Operations (FFO) (1):
Net loss	$(3,273)
Depreciation and amortization of real estate assets	51,118
Minority interest	(1,424)

FFO	$46,421

Weighted average common shares and units outstanding (in thousands) diluted for the quarter ended March 31, 2007	166,391
FFO per share — diluted	$0.28

(1)	We calculate funds from operations before minority interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP. FFO per share — diluted is calculated by dividing FFO by the average number of fully diluted shares outstanding during the quarter ended, March 31, 2007.

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